Exhibit 99.1

Tekelec to Be Acquired for Approximately $780 Million

Tekelec Shareholders to Receive $11.00 per Share in Cash

MORRISVILLE, N.C.— November 7, 2011 — Tekelec (NASDAQ: TKLC), the mobile broadband solutions company, announced today that it has entered into a definitive agreement to be acquired by a consortium led by Siris Capital Group, LLC (“Siris”) and including affiliates of The ComVest Group, funds and accounts managed by GSO Capital Partners LP, Sankaty Advisors LLC, ZelnickMedia and other Siris limited partners and affiliates. The transaction is valued at approximately $780 million.

Under the terms of the agreement, all outstanding shares of Tekelec’s common stock will be acquired for $11.00 per share in cash, representing an 11% premium over the closing price on November 4, 2011, and a 38% premium over the 30 day trading average closing price of Tekelec common stock. The deal is expected to close during the first quarter of 2012, pending shareholder approval, regulatory approvals and customary closing conditions. Tekelec’s management team is expected to remain in place, and Merle Gilmore, former President of Motorola’s Communications Enterprise and Chairman of the Board of Airvana Network Solutions Inc., will serve as Tekelec’s Executive Chairman following the closing.

“Our customers can expect the same level of innovation and quality from our market leading products and our global team,” said Ron de Lange, President and CEO of Tekelec. “In addition, the acquisition will provide us even greater flexibility to deliver best-in-class solutions for the mobile data and video market, with an unwavering focus on our global installed base of over 300 customers.”

Tekelec’s Board of Directors unanimously approved the transaction and recommended that the Company’s shareholders approve the transaction. Siris Capital Group, LLC focuses on the technology, telecommunications and healthcare industries. The investor group has secured committed financing, consisting of a combination of equity and debt financing.

“Tekelec presents a unique opportunity to acquire market leading products in the Signaling, Policy, and Diameter Routing markets, a global customer base that includes 16 of the top 20 wireless service providers, and a highly skilled employee workforce,” said Merle Gilmore. “We will continue investing in and building on Tekelec’s reputation for innovation, scalability and reliability to extend the company’s mobile data products to new markets and applications.”

Goldman, Sachs & Co. is acting as financial advisor, and Bryan Cave LLP and Akin Gump Strauss Hauer & Feld LLC are acting as legal counsel to Tekelec. Perella Weinberg Partners and Macquarie Capital are serving as financial advisors, and Simpson Thacher & Bartlett LLP is serving as legal counsel, to the acquirer.

Important Additional Information and Where to Find It

At the closing of the transaction, a subsidiary of the investor group’s newly formed company will merge with and into the Company, and the Company will survive as a wholly owned subsidiary of the newly formed company (“Buyer”). The Company plans to file with the Securities and Exchange Commission (the “SEC”) and to mail to its shareholders a Proxy Statement in connection with the transaction. The Proxy Statement will contain important information about the Company, Buyer, the merger and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available. Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by the Company and Buyer through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from the Company by contacting Investor Relations, 5200 Paramount Parkway, Morrisville, North Carolina 27560, (919) 380-6148.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the special meeting of the Company’s shareholders that will be held to consider the transactions contemplated by the merger agreement. Information regarding the Company’s directors and executive officers is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and in its Proxy Statement dated April 6, 2011 for the Company’s 2011 Annual Meeting of Shareholders, both of which were filed with the SEC. Additional information regarding the interests of the Company’s directors and executive officers in the transaction will be included in the Proxy Statement for the special meeting of the Company’s shareholders to be held to approve the transactions contemplated by the merger agreement and other relevant documents regarding the proposed merger, when filed with the SEC.

Quarterly Results

The Company plans to issue today its earnings release and to file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2011. Tekelec is canceling the earnings conference call that was previously scheduled for Wednesday, November 9, 2011.

Forward-Looking Statements

Certain statements made in this press release, including but not limited to statements regarding expectations of the benefits of the proposed transaction, the expected timetable for completing the transaction and the Company’s future business plans (which statements may be identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “should,” “seeks,” “future,” “continue,” or the negative of such terms, or other comparable terminology), are forward-looking, reflect current intent, belief or expectations and involve certain risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to differ materially from those expressed in or indicated by them. The Company’s actual future performance may differ materially from such expectations as a result of important risk factors, which include, in addition to those identified in the Company’s 2010 Form 10-K, 2011 First, Second, and Third Quarter Forms 10-Q and other filings with the Securities and Exchange Commission, any failure by the investor group to complete the necessary debt and equity financing arrangements contemplated by the commitment letters received in connection with the merger; the occurrence of any event or proceeding that could give rise to the termination of the merger agreement; the inability of the parties to complete the merger due to the failure to satisfy the closing conditions, including obtaining the approval of the holders of at least a majority of the Company’s outstanding shares of common stock entitled to vote on the adoption of the merger agreement; the outcome of any legal proceedings that may be instituted against the Company and others following announcement of the proposed transaction; risks that the proposed transaction disrupts current plans and operations and potential difficulties in employee and customer retention as a result of the merger; the ability to recognize the benefits of the merger; and legislative, regulatory and economic developments. Many of the factors that will determine the outcome of the subject matter of this press release are beyond the Company’s ability to control or predict. The Company can give no assurance that the conditions to the merger will be satisfied. The Company undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise. The Company also is not responsible for updating any of the other information contained in this press release beyond the published date, or for changes made to this press release by wire services or Internet service providers.

About Tekelec

Tekelec connects people and devices to the mobile Internet. Our portfolio’s unique layer of network intelligence allows service providers to both manage and monetize the exponential growth in mobile web, video and applications traffic. Tekelec has more than 25 offices around the world serving customers in more than 100 countries. For more information visit www.tekelec.com.

Contacts:

Kyle Macemore | Vice President Finance and Investor Relations
(o) +1.919.380.6148 | kyle.macemore@tekelec.com

Adam Parken | Senior Manager, Marketing Communications
(o) +1.919.653.9681| adam.parken@tekelec.com